Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial information presented below is based on, and should be read in conjunction with (i) our historical consolidated financial statements, and the related notes thereto, included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, and (ii) Juno Therapeutics, Inc.’s (Juno) historical financial statements, and the related notes thereto, included in this Form 8-K. The unaudited pro forma condensed combined balance sheet gives effect to the proposed acquisition, as if it had occurred on September 30, 2017 and combines the historical balance sheets of Celgene and Juno as of September 30, 2017. The unaudited pro forma condensed combined statements of operations are presented as if the proposed acquisition had occurred on January 1, 2016 and combines the historical results of operations of Celgene and Juno for the year ended December 31, 2016 and for the nine-months ended September 30, 2017.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results of operations. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the proposed acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of Celgene.

The unaudited pro forma condensed combined financial statements do not reflect the realization of potential cost savings, or any related restructuring or integration costs that may result from the integration of Juno. Although Celgene believes that certain cost savings may result from the proposed acquisition, there can be no assurance that these cost savings will be achieved.

The unaudited pro forma condensed combined financial statements are based on estimates and assumptions, are presented for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized if the proposed acquisition had been completed as of the dates indicated.

CELGENE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2017

(In Millions)

	Celgene	Juno	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	See Footnote 5	Combined
Assets
Current Assets:
Cash and cash equivalents	$5,511	$450	$(4,049)	a	$1,912
Marketable securities available-for-sale	6,248	478	(3,498)	a, c	3,228
Accounts receivable, net of allowances	1,816	34	(9)	b	1,841
Inventory	537	—	—		537
Other current assets	671	10	(80)	g	601
Total current assets	14,783	972	(7,636)		8,119

Property, plant and equipment, net	1,002	132	—		1,134
Long-term marketable securities available-for-sale	—	128	(128)	e	—
Intangible assets, net	10,137	77	7,363	d	17,577
Goodwill	4,866	221	4,366	d	9,453
Other non-current assets	948	4	39	e, g	991

Total assets	$31,736	$1,534	$4,004		$37,274

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-term borrowings and current portion of long-term debt	$1,400	$—	$—		$1,400
Accounts payable	263	8	—		271
Accrued expenses and other current liabilities	2,265	81	342	b, e, f	2,688
Success payment liabilities	—	85	(85)	e	—
Contingent consideration	—	2	(2)	e	—
Income taxes payable	55	—	—		55
Current portion of deferred revenue	66	28	(28)	b	66
Total current liabilities	4,049	204	227		4,480

Deferred revenue, net of current portion	46	104	(104)	b	46
Income taxes payable	469	—	—		469
Contingent consideration, less current portion	—	23	(23)	e	—
Deferred tax liabilities	—	2	2,197	d, g	2,199
Other non-current tax liabilities	2,519	—	—		2,519
Tenant improvement allowance, deferred rent, and other long-term liabilities	—	44	(44)	e	—
Other non-current liabilities	1,929	—	67	e	1,996
Long-term debt, net of discount	12,874	10	2,477	a	15,361
Total liabilities	21,886	387	4,797		27,070

Stockholders’ Equity
Preferred stock	—	—	—		—
Common stock	10	—	—	h	10
Common stock in treasury	(17,243)	—	—		(17,243)
Additional paid-in-capital	13,604	2,277	(2,277)	i	13,604
Retained earnings (accumulated deficit)	13,142	(1,132)	1,663	j	13,673
Accumulated other comprehensive income	337	2	(179)	k	160
Total stockholders’ equity	9,850	1,147	(793)		10,204
Total liabilities and stockholders’ equity	$31,736	$1,534	$4,004		$37,274

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CELGENE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine-Months Ended September 30, 2017

(In Millions, except per share amounts)

	Celgene	Juno	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	See Footnote 5	Combined
Revenue:
Net product sales	$9,494	$—	$—		$9,494
Other revenue	26	85	(60)	l	51

Total revenue	9,520	85	(60)		9,545

Expenses:
Cost of goods sold (excluding amortization of acquired intangible assets)	342	—	—		342
Research and development	3,177	324	(34)	l, r	3,467
Selling, general and administrative	2,167	70	—		2,237
Amortization of acquired intangible assets	250	—	92	m	342
Acquisition related charges, net	75	—	—		75

Total costs and expenses	6,011	394	58		6,463

Operating income (loss)	3,509	(309)	(118)		3,082

Other income and (expense):
Interest and investment income, net	72	5	(23)	n	54
Interest (expense)	(380)	—	(72)	o	(452)
Other (expense), net	(18)	(1)	—		(19)

Income (loss) before income taxes	3,183	(305)	(213)		2,665

Income tax provision (benefit)	162	(4)	(204)	p	(46)

Net income (loss)	$3,021	$(301)	$(9)		$2,711

Net income per share:
Basic	$3.87				$3.47
Diluted	$3.72				$3.34

Weighted average shares:
Basic	781.2				781.2
Diluted	812.6				812.6

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

CELGENE CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2016

(In Millions, except per share amounts)

	Celgene	Juno	Pro Forma		Pro Forma
	(Historical)	(Historical)	Adjustments	See Footnote 5	Combined
Revenue:
Net product sales	$11,185	$—	$—		$11,185
Other revenue	44	79	(65)	l	58

Total revenue	11,229	79	(65)		11,243

Expenses:
Cost of goods sold (excluding amortization of acquired intangible assets)	438	—	—		438
Research and development	4,470	264	(81)	l	4,653
Selling, general and administrative	2,658	71	—		2,729
Amortization of acquired intangible assets	459	—	122	m	581
Acquisition related charges, net	38	—	—		38

Total costs and expenses	8,063	335	41		8,439

Operating income (loss)	3,166	(256)	(106)		2,804

Other income and (expense):
Other-than-temporary impairment (loss)	—	(5)	5	q	—
Interest and investment income, net	30	6	(30)	n	6
Interest (expense)	(500)	—	(96)	o	(596)
Other income (expense), net	(324)	(1)	273	l, q	(52)

Income (loss) before income taxes	2,372	(256)	46		2,162

Income tax provision (benefit)	373	(10)	(206)	p	157

Net income (loss)	$1,999	$(246)	$252		$2,005

Net income per share:
Basic	$2.57				$2.58
Diluted	$2.49				$2.50

Weighted average shares:
Basic	777.2				777.2
Diluted	803.3				803.3

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     Description of Transaction

On January 21, 2018, Celgene Corporation (Celgene) and Juno Therapeutics, Inc. (Juno) signed a definitive agreement in which Celgene has agreed to acquire Juno for $87.00 per share in cash, through a tender offer. Upon completion of the transaction, Juno would become a subsidiary of Celgene. The total value of the equity Celgene will acquire in the transaction is approximately $9.1 billion.  In addition, Celgene will assume all of the vested and unvested equity compensation instruments for approximately $0.9 billion and expects Juno to have approximately $1.0 billion of cash, cash equivalents and marketable securities on hand at the time of the proposed acquisition, resulting in a total transaction value of approximately $9.0 billion, net of cash, cash equivalents and marketable securities acquired. Celgene expects to fund the transaction through a combination of existing cash, cash equivalents, marketable securities and the issuance of at least approximately $2.5 billion of senior notes pursuant to a public offering.

2.     Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting, and was based on the historical financial statements of Celgene and Juno. The unaudited pro forma condensed combined balance sheet gives effect to the proposed acquisition, as if it had occurred on September 30, 2017 and combines the historical balance sheets of Celgene and Juno as of September 30, 2017. The unaudited pro forma condensed combined statements of operations are presented as if the proposed acquisition had occurred on January 1, 2016 and combines the historical results of operations of Celgene and Juno for the year ended December 31, 2016 and for the nine-months ended September 30, 2017.

The historical consolidated financial information has been adjusted in the accompanying unaudited pro forma combined financial information to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the consolidated results.

3.     Accounting Policies

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies. Upon consummation of the proposed acquisition, Celgene will conduct a review of Juno’s accounting policies. As a result of that review, Celgene may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial statements. At this time, Celgene is not aware of any differences that would have a material impact on the combined financial statements. Certain amounts from the historical consolidated financial statements of Juno have been reclassified to conform their presentation to that of Celgene. See footnotes 5(e) and 5(q).

4.     Estimated Purchase Price Consideration and Preliminary Purchase Price Allocation

The total estimated purchase price consideration is calculated as follows (in millions; except for share data):

Number of Juno common shares outstanding as of January 18, 2018 (excluding those owned by Celgene)	104,222,488
Cash price per share	$87.00
Cash consideration	$9,067
Fair value of Juno equity awards attributed to pre-combination service period(1)	351
Fair value of Celgene’s investment in Juno	966
Estimated purchase price consideration	$10,384

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(1) Celgene performed a preliminary analysis in determining the value of pre- and post-combination service periods based on Juno shared-based payment awards outstanding as of January 18, 2018. Consequently, these amounts may change upon finalizing our analysis as well as for any share-based payment awards issued subsequent to January 18, 2018. The portion of equity compensation attributable to the post-combination service period is $586 million.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

A preliminary estimate of the fair value of the assets to be acquired and the liabilities to be assumed by Celgene for this proposed acquisition, reconciled to the estimate of purchase price consideration is shown below. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final valuation of Juno’s tangible and intangible assets acquired and liabilities assumed. The preliminary valuation of assets acquired and liabilities assumed is expected to be completed as soon as possible after the acquisition date and may be materially different than the value of assets acquired and liabilities assumed for purposes of the estimated pro forma adjustments.

Allocation of purchase price (in millions):
Tangible assets and liabilities:
Cash and cash equivalents	$386
Marketable securities available-for-sale	478
Accounts receivable	25
Other current assets	10
Property, plant and equipment, net	132
Long-term marketable securities available-for-sale	128
Other non-current assets	4
Accounts payable	(8)
Accrued expenses and other current liabilities	(81)
Success payment liabilities(1)	(255)
Contingent consideration	(2)
Long-term debt, net of discount	(10)
Contingent consideration, less current portion	(23)
Deferred tax liabilities	(2,383)
Other non-current liabilities	(44)
Total net tangible assets	(1,643)

Intangible assets:
In-process research and development (IPR&D)	6,220
Definite lived intangible asset	1,220
Goodwill	4,587
Total intangible assets	12,027
Total allocated estimated purchase price consideration	$10,384

(1) Includes an estimated fair value adjustment of $170 million to increase Juno’s historical success payment liabilities.

5. Pro Forma Adjustments

Adjustments included in the column under the heading “Pro Forma Adjustments” are primarily based on preliminary estimates of fair value.

For purposes of these unaudited pro forma condensed combined financial statements, the net book value of property, plant and equipment is assumed to approximate fair value. There are no fair value adjustments to leases or other contracts included herein. Further analysis will be performed after the completion of the acquisition to confirm these estimates or make adjustments in the final purchase price allocation, as necessary.

These unaudited pro forma condensed combined financial statements contemplate the use of Celgene’s cash on hand and the sale of Celgene investments in marketable securities available-for-sale to finance the acquisition, as well as Celgene’s use of financing arrangements. Celgene expects to fund the transaction through a combination of existing cash, cash equivalents, marketable securities and the issuance of at least approximately $2.5 billion of senior notes pursuant to a public offering.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The cash consideration estimated in these unaudited pro forma condensed combined financial statements assumes that Juno stock options currently outstanding will not be exercised prior to the completion of the acquisition and that option holders will receive a cash payment equal to the difference between the $87.00 per share offer price and the exercise price.

For purposes of preparing these unaudited pro forma condensed combined financial statements, we assumed the following adjustments:

Pro Forma Condensed Combined Balance Sheet as of September 30, 2017

(a)  Assumes the following sources and uses of cash (in millions):

Assumed sources of cash:
Issuance of long-term debt to fund the acquisition	$2,500
Sale of marketable securities available-for-sale	3,000
Total assumed sources of cash	5,500

Assumed uses of cash:
Long-term debt issuance costs(1)	23
Acquisition costs(2)	108
Cash consideration(3)	9,418
Total assumed uses of cash	9,549

Net cash pro forma adjustment	$(4,049)

(1)   Represents financing-related transaction fees expected to be incurred, all of which are expected to be recorded as a direct deduction from the face value of the senior notes issued.

(2)   To record Celgene and Juno’s estimated acquisition transaction costs of $44 million and $64 million, respectively. The unaudited pro forma condensed balance sheet reflects the costs as a reduction of cash with a corresponding decrease to retained earnings for Celgene’s.

(3)   Cash consideration represents (1) the number of Juno common shares outstanding as of January 18, 2018 (excluding those owned by Celgene) at the offer price of $87.00 per share and (2) the fair value of Juno equity awards attributed to the pre-combination service period.  See Estimated Purchase Price Consideration table in footnote 4.

(b)  The elimination of amounts reflected on the historical consolidated balance sheets from transactions between Celgene and Juno with a corresponding increase to retained earnings (in millions).

Company	Classification	Pro Forma Adjustment
Juno	Accounts receivable, net of allowances	$(9)
Celgene	Accrued expenses and other current liabilities	(9)
Juno	Current portion of deferred revenue	(28)
Juno	Deferred revenue, net of current portion	(104)

(c)  Reflects an increase of $468 million in the fair value of Celgene’s investment in Juno to $966 million, which is based on the offer price of $87.00 per share with a corresponding increase to retained earnings. See footnote 5(j). In additon, Celgene’s investment in Juno was eliminated in the preliminary purchase price allocation.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(d) Represents adjustments to record the preliminary estimated fair value of intangible assets of approximately $7,440 million, which is an increase of $7,363 million over Juno’s book value of intangible assets prior to the acquisition.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Identified intangible assets expected to be acquired consist of the following (in millions):

IPR&D	$6,220
Definite lived intangible asset	1,220
Total	$7,440

The fair value estimate for all identifiable intangible assets is preliminary. The final determination of fair value of definite-lived intangible asset, as well as its estimated useful life, remains subject to change. The finalization may have a material impact on the valuation of intangible assets and the purchase price allocation, which is expected to be finalized subsequent to the acquisition.

Goodwill represents the excess of the purchase price over the preliminary fair value of the underlying net tangible and identifiable intangible assets net of liabilities. Goodwill acquired is estimated to be $4,587 million. The estimated goodwill to be recognized is attributable primarily to expected synergies, expansion into new therapeutic areas, and other benefits that Celgene believes will result from combining its operations with the operations of Juno. The goodwill created in the acquisition is not expected to be deductible for tax purposes and is subject to material revision as the purchase price allocation is completed. This includes an adjustment to deferred income tax liabilities of $2,381 million resulting from pro forma acquisition adjustments for the assets and liabilities to be acquired.  In addition, Juno’s historical goodwill of $221 million was eliminated in the preliminary purchase price allocation.

(e)   Certain amounts from the historical consolidated financial statements of Juno have been reclassified to conform their presentation to that of Celgene as follows (in millions):

Juno Classification	(Decrease)	Celgene Classification	Increase
Long-term marketable securities available-for-sale	$(128)	Other non-current assets	$128
Success payment liabilities	(85)	Accrued expenses and other current liabilities	85
Contingent consideration	(2)	Accrued expenses and other current liabilities	2
Contingent consideration, less current portion	(23)	Other non-current liabilities	23
Tenant improvement allowance, deferred rent, and other long-term liabilities	(44)	Other non-current liabilities	44

(f)    Accrued expenses and other current liabilities includes an estimated fair value adjustment of approximately $170 million to increase Juno’s historical success payment liabilities. See Preliminary Purchase Price Allocation table in footnote 4.  Furthermore, accrued expenses and other current liabilities also reflects anticipated separation related cash payments and reimbursement payments for excise taxes of $94 million. See footnote 5(j).

(g)   Reflects adjustments to prepaid income taxes and deferred income tax assets and liabilities resulting from pro forma adjustments.

(h)   Reflects the elimination of Juno’s historical common stock as part of the acquisition.

(i)    Reflects the elimination of Juno’s historical additional paid-in-capital as part of the acquisition.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(j)    Assumes the following pro forma adjustments to retained earnings (in millions):

Elimination of Juno’s historical accumulated deficit	$1,132
Estimated Celgene acquisition transaction costs (See 5(a)(2))	(44)
Elimination of balances related to historical transactions between Juno and Celgene (See 5(b))	9
Increase in fair value of Celgene’s investment in Juno (See 5(c))	468
Elimination of historical Celgene unrealized gain on Celgene investment in Juno	272
Estimated separation related cash payments and reimbursement payments for excise taxes (See 5(f))	(94)
Estimated income tax expense on pro forma adjustments (See 5(g))	(80)
$1,663

(k)  Assumes the following pro forma adjustments to accumulated other comprehensive income (in millions):

Elimination of historical Celgene unrealized gain, net of tax on Celgene investment in Juno	$(177)
Elimination of Juno’s historical accumulated other comprehensive income	(2)
$(179)

Pro Forma Condensed Combined Statements of Operations for the Year Ended December 31, 2016 and for the Nine-Month Period Ended September 30, 2017

(l)    Reflects the elimination of amounts reflected in the historical consolidated statement of operations from transactions between Celgene and Juno. In addition, the pro forma condensed combined statement of operations for the year ended December 31, 2016 reflects pro forma adjustments to eliminate Celgene’s fair value adjustment of $272 million in its equity investment in Juno, as well as a $6 million premium Celgene paid on its purchase of Juno shares that were historically recorded in Other income (expense), net.

(m)  The adjustment made to amortization of acquired intangible assets includes $122 million and $92 million for the fiscal year ended December 31, 2016 and nine-months ended September 30, 2017, respectively, of additional amortization expense due to the identification of a definite-lived intangible asset in the preliminary purchase price allocation discussed in footnote 5(d) above.

Pro forma amortization has been estimated on a preliminary basis, which may materially differ upon finalizing the purchase price allocation and the useful life of the acquired identifiable definite-lived intangible asset. For each increase or decrease of $100 million to the pro forma adjustment to definite-lived intangible asset, assuming a weighted average useful life of 10 years, amortization expense included in amortization of acquired intangible assets would increase or decrease by $10 million and $8 million for the fiscal year ended December 31, 2016 and nine-months ended September 30, 2017, respectively.

(n)   Reflects an estimate of foregone interest income on cash, cash equivalents and marketable securities based on the sale of marketable securities available-for-sale as an assumed source of liquidity to fund the acquisition.

(o)   Interest expense consists of interest expense, amortization of debt issuance costs and other recurring financing costs associated with the at least approximately $2.5 billion of debt expected to be incurred to fund the proposed acquisition, with an assumed weighted-average annual interest rate of 3.8% and $23 million in debt issuance costs. A change of 1/8 of a percent (0.125%) in the interest rate assumed for these pro forma purposes would result in a $3 million change in pro forma interest expense for the

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

year ended December 31, 2016.

(p)   Statutory tax rates were applied, as appropriate, to each pro forma adjustment based on the jurisdiction in which the adjustment is expected to occur. The total effective tax rate of the combined company could be significantly different depending on the post-acquisition geographical mix of income and other factors, including the reduction in the U.S. corporate tax rate from 35% to 21% as a result of U.S. tax reform which was enacted on December 22, 2017.

(q)   Certain amounts from the historical consolidated financial statements of Juno have been reclassified to conform their presentation to that of Celgene as follows (in millions):

Juno Classification	Increase	Celgene Classification	(Decrease)
Other-than-temporary impairment (loss)	$5	Other income (expense), net	$(5)

(r)    The pro forma adjustment for the nine-months ended September 30, 2017 reflects the elimination of Juno’s historical amortization expense of $5 million. Juno did not record any amortization expense in its consolidated statement of operations for the year ended December 31, 2016.